Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of SouthState Corporation of our report dated February 21, 2025, relating to the consolidated financial statements of Independent Bank Group, Inc., appearing in the Current Report on Form 8-K/A filed by SouthState Corporation on March 5, 2025.

We also consent to the reference to our firm under the heading "Experts" in such Form S-3 and related Prospectus.

/s/ RSM US LLP

Dallas, Texas

June 10, 2025